Exhibit 10.1

EXCHANGE AGREEMENT

This Exchange Agreement (the “Agreement”) is entered into as of this 27th day of November, 2023, by and between RYVYL Inc., a Nevada corporation (f/k/a GreenBox POS), a Nevada corporation with offices located at 3131 Camino Del Rio North, Suite 1400, San Diego, California 92108 (the “Company”) and the Holder signatory hereto (the “Holder”), with reference to the following facts:

A.         The Company and the Holder are parties to the Securities Purchase Agreement, dated as of November 2, 2021 (as may be amended, modified, restated or supplemented from time to time, the “Securities Purchase Agreement”), pursuant to which the Holder purchased from the Company an 8% Senior Convertible Note Due 2023 (as may be amended, modified, restated or supplemented from time to time, the “Existing Note”), with such outstanding principal and interest as of the date hereof as set forth on the signature page of the Holder attached hereto and which Existing Note was issued on November 8, 2021, and which was initially due and payable on November 5, 2023 (the “Maturity Date”). Capitalized terms not defined herein shall have the meaning as set forth in the Securities Purchase Agreement.

B.         On August 16, 2022, the Company and the Holder entered into that certain Restructuring Agreement (the “Restructuring Agreement”), pursuant to which, among other things, the Company agreed to reduce the Conversion Price (as defined in the Existing Note) for the Eligible Special Conversion Amount (as defined in the Restructuring Agreement) of the Existing Note as provided in Section 4 of the Restructuring Agreement, and to provide for the forbearance of the Maturity Date from November 5, 2023 to November 5, 2024.

C.         On July 25, 2023, the Company and the Holder entered into that certain Exchange Agreement (as amended, the “First Exchange Agreement”), pursuant to which, among other things, (i) the Holder exchanged an aggregate of $6,000,000 of principal and accrued interest of the Existing Note into 6,000 shares of Series A Convertible Preferred Stock, $0.01 par value (the “Series A Preferred Stock”), the terms of which are set forth in the certificate of designations for such series of preferred stock (the “Existing Certificate of Designations”) (the “Existing Series A Preferred Stock”), which Existing Series A Preferred Stock is convertible into shares of Common Stock, in accordance with the terms of the Existing Certificate of Designations, (ii) under the terms of the First Exchange Agreement a final closing was to be held upon which the Holder was to exchange an additional $16,703,000 of principal of the Existing Note into 9,000 shares of Series A Preferred Stock, the terms of which are set forth in the Existing Certificate of Designations (the “Unissued Series A Preferred Stock”), which shares of Unissued Series A Preferred Stock was convertible into shares of Common Stock, in accordance with the terms of the Existing Certificate of Designations.

D.         Pursuant to the terms and conditions of the First Exchange Agreement, the Company agreed to distribute to each holder of Existing Series A Preferred Stock and Unissued Series A Preferred Stock, as a dividend, on an as converted basis with the Company’s stockholders and the holders of Existing Notes (on an as converted basis), shares of its Subsidiary, Coyni, Inc., a Nevada corporation (“Coyni”), as declared by the Board prior to the date of this Agreement (the “Proposed Coyni Dividend”).

E.         The Company has authorized a new series of convertible preferred stock of the Company designated as Series B Convertible Preferred Stock, $0.001 par value, the terms of which are set forth in the certificate of designations for such series of preferred stock (the “New Certificate of Designations”) in the form attached hereto as Exhibit A (together with any convertible preferred shares issued in replacement thereof in accordance with the terms thereof, the “Series B Preferred Stock”), which Series B Preferred Stock shall be convertible into shares of Common Stock, in accordance with the terms of the New Certificate of Designations.

F.         The Company has determined that it would be in the best interest of the Company and the stockholders of the Company (i) to remove the right of holders of Existing Series A Preferred Stock and Unissued Series A Preferred Stock to participate in the Proposed Coyni Dividend and to make certain other changes to the Existing Certificate of Designations as set forth in the New Certificate of Designations, and (ii) to pay the Holder an aggregate amount of cash as set forth on the signature page of the Holder (the “New Payment Amount”, and such payment to the Holder, the “New Payment”) in connection therewith and to require an additional portion of the aggregate principal amount and accrued and unpaid interest under the Existing Note as set forth on the signature page of the Holder attached hereto (the “Note Exchange Amount”) to be exchanged into New Preferred Shares (as defined below).

G.         The Company and the Holder desire to exchange (the “Exchange” or the “Transaction”) (i) all of the shares of Existing Series A Preferred Stock, (ii) the right to the exchange of the shares of Unissued Series A Preferred Stock for an additional $16,703,000 of principal of the Existing Note, and (iii) the exchange of the Note Exchange Amount of the Existing Note (such Note Exchange Amount of the Existing Note, together with the Existing Series A Preferred Stock and the right to the Unissued Series A Preferred Stock, the “Exchange Securities”) for such aggregate number of shares of Series B Preferred Stock as set forth on the signature page of the Holder attached hereto (the “New Preferred Shares”), and such shares of Common Stock issuable pursuant to the terms of the New Certificate of Designations, including, without limitation, upon conversion or otherwise, collectively, the “New Conversion Shares”, and together with the New Preferred Shares, the “New Securities”). The New Securities, the New Certificate of Designations this Agreement and such other documents and certificates related thereto are collectively referred to herein as the “Exchange Documents”.

H.         The Company desires to obtain a further forbearance of the Maturity Date of the Existing Note from November 5, 2024 to April 5, 2025.

I.         The Exchanges are being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “1933 Act”).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.    Exchanges; Exchange Payment; Further Forbearance of Maturity Date.

1.1    Exchange; Exchange Payment. On the Closing Date, subject to the terms and conditions of this Agreement and the New Certificate of Designations, as applicable, (a) the Company shall pay the New Payment Amount to the Holder and (b) the Holder shall, and the Company shall, pursuant to Section 3(a)(9) of the 1933 Act, exchange the Exchange Securities for the New Preferred Shares (the “Exchange”).

1.2    Further Forbearance of Maturity Date. Effective as of the Closing Date (as defined hereafter), notwithstanding the fact that the Maturity Date of the Existing Note is November 5, 2024,the Holder hereby agrees to forbear from requiring the repayment of the Existing Note (to the extent such repayment obligation arises solely as a result of the occurrence of the Maturity Date and not with respect to any Event of Default or redemption right in the Existing Note or pursuant to the Indenture) during the period commencing on November 5, 2024 through, and including, April 5, 2025 (the “Forbearance”). For the avoidance of doubt, the Company and the Holder hereby acknowledge and agree that the Forbearance shall not limit any other redemption rights of the Holder set forth in the Existing Note or the Indenture, including, but not limited to the extent arising upon the occurrence of any Event of Default.

1.3   Waivers.  Effective as of the Closing Date, (a) the Holder hereby waives any interest that would otherwise accrue on the Existing Note during the period commencing on January 1, 2024 through, and including, July 1, 2024 and (b) the Holder hereby waives, in part, Section 7(a) of the Note such that each of the issuances of the New Securities shall be an Excluded Security thereunder.

2.    The Closing. Subject to the conditions set forth in Section 4.1 below, the Exchange shall take place via the electronic exchange of documents, securities and signatures, no later than two Business Days after the Effective Time or at such other time and place as the Company and the Holder mutually agree (the “Closing” and the “Closing Date”).

3.    Closing Conditions to The Closing.

3.1    Condition’s to the Holder’s Obligations at the Closing. The obligation of the Holder to consummate the Exchange is subject to the fulfillment (or waiver, at the sole option of the Holder), to the Holder’s reasonable satisfaction, prior to or at the Closing, of each of the following conditions:

3.1.1    Representations and Warranties. Each and every representation and warranty of the Company set forth herein shall be true and correct in all material respects (except where qualified by materiality or material adverse effect, which shall be true and correct in all respect) as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Holder shall have received a certificate, duly executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Holder in the form acceptable to the Holder.

3.1.2    New Certificate of Designations. The New Certificate of Designations shall have been properly filed with the Secretary of State of Nevada and shall be in full force and effect. The Company shall have delivered to the Holder a certified copy of the Articles of Incorporation (including the New Certificate of Designations) as certified by the Nevada Secretary of State within ten (10) days of the Closing Date.

3.1.3    Issuance of Securities. At the Closing, the Company shall issue the New Preferred Shares on the books and records of the Company, with certificates with respect thereto delivered to the Holder no later than five (5) Trading Days after the Closing Date.

3.1.4    No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

3.1.5    Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Holder, and the Holder shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request. The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the Exchange, including without limitation, those required by the Principal Market (defined hereafter), if any.

3.1.6    No Event of Default. On each Trading Day during the twenty (20) Trading Days immediately preceding the Closing Date and on the Closing Date, no Event of Default (as defined in the Existing Note) or event that with the passage of time or giving of notice would constitute an Event of Default shall have occurred (unless waived in writing by the Holder).

3.1.7    Listing. On each Trading Day during the twenty (20) Trading Days immediately preceding the Closing Date and on the Closing Date, the Common Stock (I) shall be designated for quotation or listed on an Eligible Market (as defined in the Notes) and (II) shall not have been suspended.

3.1.8    No Material Non-Public Information. As of the Closing Date, the Holder shall not have been provided with any material, nonpublic information by the Company, any Subsidiary or their respective agents or Affiliates other than that which has been disclosed in the 8-K Filing (as defined below).

3.1.9    Payment to Kelley Drye & Warren LLP and the Holder. On or prior to the Closing Date, the Company shall deliver (x) the Legal Fee Amount (as defined below) to Kelley Drye & Warren LLP in accordance with the invoice delivered to the Company on or prior to the Closing Date and (y) the New Payment Amount to the Holder, in each case, by wire transfer of U.S. dollars and immediately available funds in accordance with the wire instructions delivered to the Company on or prior to the Closing Date.

3.1.10    Additional Deliverables

(a)         The Holder shall have received the opinion of Ellenoff Grossman & Schole LLP, the Company’s counsel, dated as of the Closing Date, in the form attached hereto as Exhibit B.

(b)         The Company shall have delivered to the Holder a copy of revised irrevocable transfer agent instructions, in the form acceptable to the Holder (the “Additional Transfer Agent Instructions”), which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent and shall remain in full force and effect as of the Closing Date.

(c)         The Company shall have delivered to the Holder a certificate evidencing the Company’s good standing issued by the Secretary of State (or comparable office) of the State of Nevada and a certificate of existence from each jurisdiction in which the Company conducts business and is required to qualify to do business as a foreign corporation, as of a date within ten (10) days of the Closing Date.

(d)         The Company shall have delivered to the Holder a certified copy of the Articles of Incorporation (as defined below) as certified by the Nevada Secretary of State within ten (10) days of the Closing Date.

(e)         The Company shall have delivered to the Holder a certificate, in the form acceptable to the Holder, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 6.1.2 below as adopted by the Company’s board of directors in a form reasonably acceptable to the Holder, (ii) the Articles of Incorporation of the Company and (iii) the Bylaws (as defined below) of the Company, each as in effect at the Closing.

4.    Condition’s to the Company’s Obligations to the Closing. The obligation of the Company to consummate the Exchange is subject to the fulfillment (or waiver, at the sole option of the Company), to the Company’s reasonable satisfaction, prior to or at the Closing in question, of each of the following conditions:

4.1    Representations and Warranties. The representations and warranties of the Holder set forth herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and the Holder shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Holder at or prior to the Closing Date.

4.1.1    No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

4.1.2    Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Company and the Company shall have received all such counterpart originals or certified or other copies of such documents as the Company may reasonably request.

5.    Delivery of Securities; Ratifications; Payment; Effective Time.

5.1    Delivery of Securities

5.1.1    Delivery of Securities at Closing. On the Closing Date, the New Preferred Shares shall be issued on the books and records of the Company to the Holder.

Within five (5) Trading Days after the Closing Date, the Company shall deliver the New Preferred Shares in certificate form to the Holder. Notwithstanding the foregoing, as of the Closing Date, the Holder shall be deemed for all corporate purposes to have become the holder of record of the New Preferred Shares and shall be entitled to exercise all of its rights with respect to the New Preferred Shares and, irrespective of the date the Company delivers such certificate evidencing the New Preferred Shares (or evidence of book entry issuance, as applicable). Notwithstanding the foregoing, as of the Closing Date, the Holder shall be deemed for all corporate purposes to have become the holder of record of the New Preferred Shares and shall be entitled to exercise all of its rights with respect to the New Preferred Shares and, irrespective of the date the Company delivers such certificate evidencing the New Preferred Shares.

5.2    Payment. On or prior to the Closing Date, the Company shall pay, in U.S. dollars and immediately available funds, the Legal Fee Amount (as defined below) to Kelley Drye & Warren LLP and the New Payment Amount to the Holder.

5.3    Effective Time. This Agreement shall be deemed to be effective (the “Effective Time”) upon the time of full execution and delivery by the parties hereto of this Agreement and the other Exchange Documents.

5.4    Ratifications; Incorporation of Terms under Transaction Documents; Waivers.

5.4.1    Ratifications. Except as otherwise expressly provided herein, the Securities Purchase Agreement, and each other Transaction Document, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the date hereof: (i) all references in the Securities Purchase Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Securities Purchase Agreement as amended by this Agreement, and (ii) all references in the other Transaction Documents to the “Securities Purchase Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Securities Purchase Agreement as amended by this Agreement.

5.4.2    Amendments and Incorporation of Terms under Transaction Documents. Effective as of the date hereof, the Securities Purchase Agreement and each of the other Transaction Documents are hereby amended as follows (and any such agreements, covenants and related provisions therein shall be deemed incorporated by reference herein, mutatis mutandis, as amended as such):

(a) The defined term “Notes” is hereby amended to include the New Preferred Shares (as defined herein).

(b) The defined term “Conversion Shares” is hereby amended to include the New Conversion Shares (as defined herein).

(c) The defined term “Irrevocable Transfer Agent Instructions” is hereby amended to include the Additional Transfer Agent Instructions.

(d) The defined term “Transaction Documents” is hereby amended to include this Agreement.

5.4.3    Amendment to First Exchange Agreement. Effective as of the date hereof and in consideration for the right to the exchange the shares of Unissued Series A Preferred Stock for an additional $16,703,000 of principal of the Existing Note, the First Exchange Agreement shall be deemed amended to delete the Holder’s obligation to consummate the Final Exchange (as defined in the First Exchange Agreement).

6.    Representations and Warranties.

6.1    Representations and Warranties of the Company. The Company represents and warrants to the Holder as of the date hereof and as of the Closing Date as follows:

6.1.1    Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Exchange Documents or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Exchange Documents (as defined below). Other than the Persons (as defined below) listed in the SEC Documents, the Company has no Subsidiaries. “Subsidiaries” means any Person in which the Company, directly or indirectly, (I) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (II) controls or operates all or any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.” For purposes of this Agreement, (x) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity or any department or agency thereof and (y) “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

6.1.2    Authorization and Binding Obligation. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by the Exchange Documents and to consummate the Transaction (including, without limitation, the issuance of the New Preferred Shares in accordance with the terms hereof and the reservation and issuance of the New Conversion Shares in accordance with the terms of the New Certificate of Designations). The execution and delivery of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the New Preferred Shares in accordance with the terms hereof and the reservation and issuance of the New Conversion Shares in accordance with the terms of the New Certificate of Designations, has been duly authorized by the Company’s Board of Directors and, except for the Required Approvals, no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Exchange Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.

6.1.3    No Conflict. Except as set forth on Schedule 6.1.3, the execution, delivery and performance of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the New Preferred Shares in accordance with the terms hereof and the reservation and issuance of the New Conversion Shares in accordance with the terms of the New Certificate of Designations, as applicable) will not (i) result in a violation of the Articles of Incorporation or any other organizational documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or Bylaws of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) subject to the Required Approvals, result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the Nasdaq Capital Market (the “Principal Market”) and including all applicable federal laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder.

6.1.4    No Consents. Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the filing with the Securities and Exchange Commission (the “SEC”) of a

Form D with the SEC, any other filings as may be required by any state securities agencies, filing of UCC financing statements and approval by the Principal Market of a listing of additional shares application in respect of the New Conversion Shares as required by Section 9 hereof and stockholder approval, as may be required (the “Required Approvals”), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Exchange Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the Closing Date, except for any stockholder approval required, which shall be obtained, as otherwise provided in this Agreement, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Exchange Documents. Except as disclosed in the SEC Documents, the Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

6.1.5    Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Holder contained herein, the offer and issuance by the Company of the New Securities is exempt from registration under the 1933 Act pursuant to the exemption provided by Rule 3(a)(9) thereof.

6.1.6    Issuance of New Securities. The issuance of the New Preferred Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement, the New Preferred Shares shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issue thereof. Upon exercise of the New Preferred Shares in accordance with this Agreement and the other Exchange Documents including, without limitation, the New Certificate of Designations, the Common Stock issued to the Holder, upon the conversion of the New Preferred Shares, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of the representations and warranties of the Holder contained herein, the offer and issuance by the Company of the New Securities is exempt from registration under the 1933 Act.

6.1.7    Transfer Taxes. On the date hereof, all share transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance of the New Securities to be exchanged with the Holder hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

6.1.8    SEC Documents; Financial Statements. During the two (2) years prior to the date hereof, the Company has timely filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof, including without limitation, Current Reports on Form 8-K filed by the Company with the SEC whether required to be filed or not (but excluding Item 7.01 thereunder), and all exhibits and appendices included therein (other than Exhibits 99.1 to Form 8-K) and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered or has made available to the Holder or its representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). No other information provided by or on behalf of the Company to the Holder which is not included in the SEC Documents (including, without limitation, information in the disclosure schedules to this Agreement) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made. The Company is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC Documents (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with GAAP and the rules and regulations of the SEC. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

6.1.9    Absence of Certain Changes. Except as set forth in the SEC Documents, since the date of the Company’s most recent audited financial statements contained in a Form 10-K, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries. Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) except as disclosed in the SEC Documents, made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur on the date hereof, will not be Insolvent (as defined below). For the purpose of this Agreement (x) “Insolvent” means, (i) with respect to the Company and its Subsidiaries, on a consolidated basis, (A) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total Indebtedness (as defined below), (B) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature; and (ii) with respect to the Company and each Subsidiary, individually, (A) the present fair saleable value of the Company’s or such Subsidiary’s (as the case may be) assets is less than the amount required to pay its respective total Indebtedness, (B) the Company or such Subsidiary (as the case may be) is unable to pay its respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company or such Subsidiary (as the case may be) intends to incur or believes that it will incur debts that would be beyond its respective ability to pay as such debts mature; (y) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (z) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

6.1.10    No Undisclosed Events, Liabilities, Developments or Circumstances. Except as set forth in the SEC Documents, no event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced, (ii) would reasonably expected to have a material adverse effect on the Holder’s investment hereunder or (iii) would reasonably be expected to have a Material Adverse Effect.

6.1.11    Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its Articles of Incorporation, any certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or any of its Subsidiaries or Bylaws or their organizational charter, certificate of formation, memorandum of association, articles of association, Articles of Incorporation or bylaws, respectively. Except as set forth in the SEC Documents, neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in the SEC Documents or on Schedule 6.1.11, without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that could reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. Except as set forth in the SEC Documents or described on Schedule 6.1.11, during the two years prior to the date hereof, (i) the Common Stock has been listed or designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

6.1.12    Transactions With Affiliates. Except as set forth in the SEC Documents, no current or former employee, partner, director, officer or stockholder (direct or indirect) of the Company or its Subsidiaries, or any associate, or, to the knowledge of the Company, any affiliate of any thereof, or any relative with a relationship no more remote than first cousin of any of the foregoing, is presently, or has ever been, (i) a party to any transaction with the Company or its Subsidiaries (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer or stockholder or such associate or affiliate or relative Subsidiaries (other than for ordinary course services as employees, consultants, officers or directors of the Company or any of its Subsidiaries)) or (ii) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a competitor, supplier or customer of the Company or its Subsidiaries (except for a passive investment (direct or indirect) in less than 5% of the common stock of a company whose securities are traded on or quoted through an Eligible Market), nor does any such Person receive income from any source other than the Company or its Subsidiaries which relates to the business of the Company or its Subsidiaries or should properly accrue to the Company or its Subsidiaries. No employee, officer, stockholder or director of the Company or any of its Subsidiaries or member of his or her immediate family is indebted to the Company or its Subsidiaries, as the case may be, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other standard employee benefits made generally available to all employees or executives (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company).

6.1.13    Equity Capitalization.

(a)    Definitions:

(i)    “Common Stock” means (x) the Company’s shares of common stock, $0.001 par value per share, and (y) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(ii)   “Preferred Stock” means (x) the Company’s blank check preferred stock, $0.01 par value per share, the terms of which may be designated by the board of directors of the Company in a certificate of designations and (y) any capital stock into which such preferred stock shall have been changed or any share capital resulting from a reclassification of such preferred stock (other than a conversion of such preferred stock into Common Stock in accordance with the terms of such certificate of designations).

(b)    Authorized and Outstanding Capital Stock. As of the date hereof, the authorized capital stock of the Company consists of (A) 100 million shares of Common Stock, of which, 5,549,852 are issued and outstanding as of the date hereof and 93,394,049 are available for issuance pursuant to Convertible Securities (as defined below), in each case exercisable or exchangeable for, or convertible into, shares of Common Stock, and (B) five million shares of Preferred Stock, of which 6,000 shares are issued and outstanding. Five million shares of Common Stock are held in the treasury of the Company. “Convertible Securities” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries.

(c)    Valid Issuance; Available Shares; Affiliates. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Schedule 6.1.13 sets forth the number of shares of Common Stock that are (A) reserved for issuance pursuant to Convertible Securities and (B) that are, as of the date hereof, owned by Persons who are “affiliates” (as defined in Rule 405 of the 1933 Act and calculated based on the assumption that only officers, directors and holders of at least 10% of the Company’s issued and outstanding Common Stock are “affiliates” without conceding that any such Persons are “affiliates” for purposes of federal securities laws) of the Company or any of its Subsidiaries.

(d)    Existing Securities; Obligations. Except as disclosed in the SEC Documents: (A) none of the Company’s or any Subsidiary’s shares, interests or capital stock is subject to from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) suffered or permitted by the Company or any Subsidiary; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the New Securities; and (F) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

(e)    Organizational Documents. The Company has furnished to the Holder true, correct and complete copies of the Company’s Articles of Incorporation, as amended and as in effect on the date hereof (the “Articles of Incorporation”), and the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all Convertible Securities and the material rights of the holders thereof in respect thereto.

6.1.14    Indebtedness and Other Contracts. Neither the Company nor any of its Subsidiaries, (i) except as disclosed in the SEC Documents, has any outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound, (ii) is a party to any contract, agreement or instrument, except as disclosed in the SEC Documents, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) has any financing statements securing obligations in any amounts filed in connection with the Company or any of its Subsidiaries, except as disclosed in the SEC Documents; (iv) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (v) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect.

6.1.15    Litigation. Except as disclosed in the SEC Documents, there is no action, suit, arbitration, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, other Governmental Entity, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s or its Subsidiaries’ officers or directors that would reasonably be expected to have a Material Adverse Effect on the Company or its Subsidiaries, whether of a civil or criminal nature or otherwise, in their capacities as such, except as disclosed in the SEC Documents. No director, officer or employee of the Company or any of its subsidiaries has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation. Without limitation of the foregoing, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1933 Act or the 1934 Act. Neither the Company nor any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity.

6.1.16    Disclosure. The Company confirms that neither it nor any other

Person acting on its behalf has provided the Holder or its agents or counsel with any information that constitutes or would reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Exchange Documents. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Holder regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly announced or disclosed.

6.2    Holder’s Representations and Warranties. As a material inducement to the Company to enter into this Agreement and consummate the Transaction, the Holder represents and warrants with and to the Company as of the date hereof and as of the Closing Date as follows:

6.2.1    Reliance on Exemptions. The Holder understands that the New Securities are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein and in the Exchange Documents in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the New Securities.

6.2.2    No Governmental Review. The Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the New Securities or the fairness or suitability of the investment in the New Securities nor have such authorities passed upon or endorsed the merits of the offering of the New Securities.

6.2.3    Validity; Enforcement. This Agreement and the Exchange Documents to which the Holder is a party have been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

6.2.4    No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the Exchange Documents to which the Holder is a party, and the consummation by the Holder of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Holder or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

6.2.5    Investment Risk; Sophistication. The Holder is acquiring the New Securities hereunder in the ordinary course of its business. The Holder has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluation of the merits and risks of the prospective investment in the New Securities, and has so evaluated the merits and risk of such investment. The Holder is an “accredited Holder” as defined in Regulation D under the 1933 Act.

6.2.6    Ownership of Exchange Securities. The Holder owns the Exchange Securities free and clear of any Liens (other than the obligations pursuant to this Agreement and applicable securities laws).

7.    Disclosure of Transaction. The Company shall, on or before 9:30 a.m., New York City Time, on or prior to the first business day after the date of this Agreement, file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching the forms of the New Certificate of Designations and this Agreement as an exhibit to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated by the Exchange Documents or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holder or any of their affiliates, on the other hand, shall terminate. Neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby, without the written prior approval of the other party; provided, however, the Company shall be entitled, without the prior approval of the Holder, to make a press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith or (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion), except as required by applicable law, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Holder in any filing, announcement, release or otherwise.

8.    No Integration. None of the Company, its Subsidiaries, any of their affiliates, or any Person acting on their behalf shall, directly or indirectly, make any offers or sales of any security (as defined in the 1933 Act) or solicit any offers to buy any security or take any other actions, under circumstances that would require registration of any of the New Securities under the 1933 Act or cause this offering to be integrated with such offering or any prior offerings by the Company for purposes of Regulation D under the 1933 Act.

9.    Listing. The Company shall promptly secure the listing or designation for quotation (as applicable) of all of the New Conversion Shares upon the Principal Market (subject to official notice of issuance) and shall maintain such listing of all the New Conversion Shares from time to time issuable under the terms of the Exchange Documents. The Company shall maintain the Common Stock’s authorization for quotation on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 9.

10.    Fees. The Company shall reimburse Kelley Drye & Warren, LLP (counsel to the lead Holder) in an aggregate non-accountable amount of $37,500 (the “Legal Fee Amount”) for costs and expenses incurred by it in connection with drafting and negotiation of the Exchange Documents. Each party to this Agreement shall bear its own expenses in connection with the structuring, documentation, negotiation and closing of the transactions contemplated hereby, except as provided in the previous sentence and except that the Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, Depository Trust Company (“DTC”) fees relating to or arising out of the transactions contemplated hereby.

11.    Holding Period. For the purposes of Rule 144, the Company acknowledges that the holding period of the New Preferred Shares (and upon conversion thereof, the New Conversion Shares) may be tacked onto the holding period of the Exchange Securities the Company agrees not to take a position contrary to this Section 11. The Company acknowledges and agrees that (assuming the Holder is not an affiliate of the Company) (i) the New Preferred Shares (and upon conversion thereof, the New Conversion Shares) will be eligible to be resold pursuant to Rule 144, (ii) the Company is not aware of any event reasonably likely to occur that would reasonably be expected to result in the New Preferred Shares (and upon conversion thereof, the New Conversion Shares) becoming ineligible to be resold by the Holder pursuant to Rule 144 and (iii) in connection with any resale of the New Conversion Shares pursuant to Rule 144, the Holder shall solely be required to provide reasonable assurances that such applicable New Conversion Shares are eligible for resale, assignment or transfer under Rule 144, which shall not include an opinion of Holder’s counsel. The Company shall be responsible for any transfer agent fees or DTC fees or legal fees of the Company’s counsel with respect to the removal of legends, if any, or issuance of any New Conversion Shares in accordance with the terms of the New Certificate of Designations. The Company shall cause its counsel to issue a legal opinion to the Transfer Agent as follows: (i) upon each conversion of the New Preferred Shares (unless such issuance is covered by a prior legal opinion previously delivered to the Transfer Agent) and (ii) on each date a registration statement with respect to the issuance or resale of any of the Securities is declared effective by the SEC.

12.    Blue Sky. The Company shall make all filings and reports relating to the Exchanges required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

13.    Most Favored Nation. The Company hereby represents and warrants as of the date hereof and covenants and agrees that none of the terms offered to any Person with respect to any exchange of the Existing Note, including, without limitation with respect to any consent, release, amendment, settlement, or waiver relating thereto (each an “Settlement Document”), is or will be more favorable to such Person (other than any reimbursement of legal fees) than those of the Holder and this Agreement. If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Holder immediately following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this Section 11 shall apply similarly and equally to each Settlement Document.

14.    Independent Nature of Holder’s Obligations and Rights. The obligations of the Holder under this Agreement are several and not joint with the obligations of any other holder of securities of the Company (each, an “Other Holder”), and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any other agreement by and between the Company and any Other Holder (each, an “Other Agreement”). Nothing contained herein or in any Other Agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement and the Company acknowledges that, to the best of its knowledge, the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

15.    Stockholder Approval. The Company shall provide each stockholder entitled to vote at a special meeting of stockholders of the Company (the “Stockholder Meeting”), which shall be promptly called and held not later than March 1, 2025 (the “Stockholder Meeting Deadline”), a proxy statement, in each case, in a form reasonably acceptable to the Holder and Kelley Drye & Warren LLP, at the expense of the Company, with the Company obligated to reimburse the expenses of Kelley Drye & Warren LLP incurred in connection therewith in an amount not exceed $5,000. The proxy statement, if any, shall solicit each of the Company’s stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions

(“Stockholder Resolutions”) providing for the approval of any matters requiring stockholder approval pursuant to the listing requirements of the Principal Market including, without limitation the issuance of more than 20% of the outstanding shares of Common Stock, in connection with the Transaction (such affirmative approval being referred to herein as the “Stockholder Approval”, and the date such Stockholder Approval is obtained, the “Stockholder Approval Date”), and the Company shall use its reasonable best efforts to solicit its stockholders’ approval of such resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such resolutions. The Company shall be obligated to seek to obtain the Stockholder Approval by the Stockholder Meeting Deadline. If, despite the Company’s reasonable best efforts the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional Stockholder Meeting to be held on or prior to April 3, 2025. If, despite the Company’s reasonable best efforts the Stockholder Approval is not obtained after such subsequent stockholder meetings, the Company shall cause an additional Stockholder Meeting to be held semi-annually thereafter until such Stockholder Approval is obtained.

16.    Miscellaneous.

16.1    Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

16.2    Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, except with respect to any matters specifically relating to the issuance or exchange of the Company’s securities, which shall be governed by the Nevada Revised Statutes, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York, the State of Nevada, or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

16.3    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

16.4    Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail; or (iii) one Trading Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be as set forth on the signature pages attached hereto or to such other address, facsimile number and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

16.5    Finder’s Fees. Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this Transaction, including, without limitation any commission or other remuneration, paid or given directly or indirectly for soliciting the Exchanges. The Company shall indemnify and hold harmless the Holder from any liability for any commission or compensation described in this Section 16.5 (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

16.6    Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder.

16.7    Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

16.8    Entire Agreement. This Agreement together with the other Exchange Documents, represents the entire agreement and understandings between the parties concerning the Exchanges and the other matters described herein and therein and supersedes and replaces any and all prior agreements and understandings solely with respect to the subject matter hereof and thereof. Except as expressly set forth herein, nothing herein shall amend, modify or waive any term or condition of the other Exchange Documents.

16.9    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16.10    Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “including” has the inclusive meaning frequently identified with the phrase “but not limited to” and (d) references to “hereunder” or “herein” relate to this Agreement.

16.11    No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

16.12    Survival. The representations, warranties and covenants of the Company and the Holder contained herein shall survive the consummation of the Exchanges and the issuance and delivery of the New Securities.

16.13    Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

16.14    No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

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IN WITNESS WHEREOF, Holders and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

COMPANY: RYVYL INC. (F/K/A GREENBOX POS) By: /s/ Ben Errez Name: Ben Errez Title: Chairman and EVP Address: 3131 Camino Del Rio N. Suite 1400 San Diego, CA 92108

IN WITNESS WHEREOF, Holders and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

Aggregate Principal and Interest of Existing Note as of the date hereof:

$80,003,000 of principal and no interest

Aggregate Principal of Existing Note to be exchanged at the Exchange:

$60,303,000 of principal

Aggregate Principal and Interest of Existing Note after the Exchange:

$19,700,000 of principal and no interest

Aggregate New Payment Amount:

$3,000,000

Aggregate Number of New Preferred Shares to be issued in Exchange:

55,000

HOLDER: CVI INVESTMENTS, INC. By: /s/ Martin Kobinger Name: Martin Kobinger Title: President Address: c/o Heights Management, Inc. 101 California Street, Suite 3250 San Francisco, CA 94111

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